UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FIRST LIGHT ACQUISITION GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-2967193
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11110 Sunset Hills Road #2278, Reston VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-259038

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and redeemable warrants to purchase Class A common stock, of First Light Acquisition Group, Inc. (the “Registrant”). The description of the units, Class A common stock and redeemable warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-259038), originally filed with the Securities and Exchange Commission on August 24, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-259038), filed with the Securities and Exchange Commission on August 24, 2021).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-259038), filed with the Securities and Exchange Commission on September 7, 2021).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-259038), filed with the Securities and Exchange Commission on August 24, 2021).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-259038), filed with the Securities and Exchange Commission on August 24, 2021).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-259038), filed with the Securities and Exchange Commission on August 24, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-259038), filed with the Securities and Exchange Commission on August 24, 2021).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-259038), filed with the Securities and Exchange Commission on August 24, 2021).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-259038), filed with the Securities and Exchange Commission on September 7, 2021).

10.4	Form of Registration and Stockholder Rights Agreement among the Registrant, sponsor, Metric and the other parties thereto (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-259038), filed with the Securities and Exchange Commission on August 24, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST LIGHT ACQUISITION GROUP, INC.

Date: September 9, 2021	By:	/s/ William J. Weber
	Name:	William J. Weber
	Title:	Chief Executive Officer, Director

[Signature page to Form 8-A]